AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT (this “Amendment”) is entered into as of this 22nd day of April, 2009 (the “Amendment Effective Date”), by and between Conexant Systems, Inc., a Delaware corporation (the “Company”), and D. Scott Mercer (the “Executive”).

WHEREAS, the parties hereto previously entered into an employment agreement dated as of April 14, 2008 (the “Employment Agreement”); and

WHEREAS, the parties hereto wish to amend the Employment Agreement in accordance with the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2. Term. Unless earlier terminated pursuant to Section 8, the Executive’s employment hereunder in the positions referred to in Section 3 will begin as of April 14, 2008 (the “Effective Date”) and will conclude on April 13, 2009 (the “Employment Period”); provided however, that, beginning on April 14, 2009 and each anniversary thereof, the Employment Period will automatically be extended for an additional one (1) year period unless either party gives written notice to the other party at least sixty (60) days before the end of the Employment Period (or the extended Employment Period, as the case may be) that it does not wish such automatic one (1) year extensions to occur.”

2. The last sentence of Section 8(d) of the Agreement is hereby deleted.

3. The first paragraph of Section 9 of the Agreement is hereby amended and restated in its entirety to read as follows:

“The Executive’s services as Chief Executive Officer of the Company must be terminated in order for the Executive to receive any payment or other benefit under this Section 9.”

4. The definition of “Good Reason” in Section 24 of the Agreement is hereby amended and restated in its entirety to read as follows:

“‘Good Reason’ means, in the absence of consent of the Executive: (i) a material diminution in the Executive’s authority, duties or responsibilities, as contemplated by Section 3 of this Agreement; (ii) a material diminution in the Executive’s Base Salary; or (iii) a material change in the geographic location at which the Executive must perform services (for purposes of this Agreement, the relocation of the Executive to a facility or a location less than fifty (50) miles from the Executive’s location as identified in Section 4 hereof shall not be considered a material change in geographic location). Notwithstanding the foregoing, (A) the Executive must notify the Company in writing of any event or condition described in subsection (i), (ii), or (iii) above within ninety (90) days of the initial existence of such event or condition, (B) the Company will have at least thirty (30) days after receipt of such notice from the Executive to cure such event or condition, and (C) the Executive must separate from service with the Company within ninety (90) days after the end of the cure period described in (B) hereof.”

5. Continued Validity of the Employment Agreement. Except as amended and superseded by this Amendment, the Employment Agreement will remain in full force and effect, will continue to bind the parties hereto, and will continue to govern the terms and conditions of the Executive’s continued employment with the Company. To the extent that the terms of this Amendment conflict or are inconsistent with the terms of the Employment Agreement, the terms of this Amendment will govern.

6. Entire Agreement. This Amendment and the Employment Agreement, to the extent not amended and superseded by this Amendment, constitute the entire agreement between the parties hereto respecting the employment of the Executive with the Company (the “Entire Agreement”). There being no representations, warranties, or commitments between the parties hereto except as set forth in the Entire Agreement, the Entire Agreement replaces and supersedes any other employment agreement or arrangement, oral or written, between the Executive and the Company or any of its Affiliates or predecessors.

7. Amendment Effective Date. This Amendment will become binding once both parties hereto have executed this Amendment. Once executed, this Amendment will be effective as of the Amendment Effective Date.

8. Governing Law. This Amendment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, will be governed by and construed in accordance with the laws of the State of California (but not including the choice of law rules thereof).

9. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts when taken together shall constitute one and the same original.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf, as of the day and year first written above.

CONEXANT SYSTEMS, INC.
By:	/s/ Michael Vishny

Name: Michael Vishny Title: Senior Vice President, Human Resources

D. SCOTT MERCER

/s/ D. Scott Mercer